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Exhibit 21

Subsidiaries of the Registrant
As of December 31, 2005

Entity Name	State of Inc./ Formation/ Partnership
THE DIRECTV GROUP, INC.	DE
DTV Realty, Inc.	DE
DTV Services Company	DE
DTV Satellite Broadband LLC	DE
DTV International Corporation	US Virgin Isl.
DTV Investment Management Company	CA
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
DIRECTV Programming Holdings I, Inc.	DE
DIRECTV Programming Holdings II, Inc.	DE
DIRECTV Home Services, LLC	DE
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC	CA
LABC Productions, LLC	CA
DTV Telecommunications & Space Company	DE
DTV Communications, Inc.	CA
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
California Broadcast Center, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
DIRECTV Trinidad Limited	Trinidad/Tobago
DTVLA WC, Inc.	DE
DIRECTV Latin America, LLC	DE
DIRECTV Caribbean LLC	DE
DIRECTV de Uruguay, Ltda	Uruguay
DIRECTV Programacoes Vidofonograficas (DPV) Ltda	Brazil
Galaxy Latin America Argentina S.r.L.	Argentina Partnership
Galaxy Latin America Venezuela, S.r.L.	Venezuela
GLA Brasil Ltda.	Brazil Partnership
Galaxy Latin America Brasil Ltda.	Brazil
Galaxy Latin America Investments, LLC	Brazil
TV Capital Participacoes Ltda.	Brazil Partnership
Galaxy Brasil Ltda.	Brazil Partnership
Galaxy de Colombia, Ltda.	Colombia
DIRECTV Argentina, S.A.	Argentina

Galaxy Entertainment de Venezuela, C.A.	Venezuela
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
Satelites de Puerto Rico Ltd.	BVI
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin Ltd.	Bahamas
Dish Placement Services, Ltd.	Bahamas
White Holding, B.V.	Netherlands
DTH TechCo, Inc.	DE
News America DTH TechCo. Inc.	DE
DTH TechCo Partners	FL
DTH USA, Inc.	DE
Sky Latin America Partners	DE
Sky Latin America LLC	DE
Sky Entertainment Programming Latin America, LLC	DE
SESLA, Inc.	DE
Sky Multi-Country Partners	DE
Sky Argentina DTH Management LLC	DE
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Venezuela DTH Holdings LLC	DE
Sky Entertainment Venezuela SA	Venezuela
Sky Chile DTH Holdings LLC	DE
Sky Chile Television Directa al Hogar CPA	Chile
Sky Chile Television Directa al Hotar Ltda.	Chile
Multi-Country DTH Holdings Ltd.	Cayman
Sky Colombia S.A.	Colombia
DTV Communications Galaxy, Inc.	CA
DTV Communications Satellite Services, Inc.	CA
DTVI TWO, Inc.	CA
DTV Network Systems, Inc.	DE
First HNS Mauritius Ltd.	Mauritius
Goldman Agent Private Limited (India)	India
DTV India, Inc.	DE
DTV Mauritius Holdings	Mauritius
DTV International de Mexico, S.A. de C.V.	Mexico
DTVG Network Systems Europe Limited	UK
DTVG Network Systems Limited (UK)	UK

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Subsidiaries of the Registrant As of December 31, 2005